Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

      We consent to the references to our firm under the captions “Selected Financial Data” and “Experts” and to the use of our reports dated February 10, 2004, except for the last paragraph of Note 10, as to which the date is February 18, 2004, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-113332) and related Prospectus of Blackboard Inc. for the registration of            shares of its common stock.

/s/ ERNST & YOUNG LLP

McLean, VA

April 6, 2004